Exhibit 99.2

FEDERAL HOME LOAN BANK OF NEW YORK
Statements of Income (Unaudited) (in thousands)
	Year Ended December 31
	2006	2005
INTEREST INCOME
Advances	$3,302,174	$2,174,948
Interest-bearing deposits	300,499	193,668
Federal funds sold	145,420	97,547
Available-for-sale securities	—	19,519
Held-to-maturity securities	580,002	566,009
Mortgage loan participations, including fees	76,111	69,312
Loans to other FHLBanks	37	9
Other	4	33

Total interest income	4,404,247	3,121,045

INTEREST EXPENSE
Consolidated obligations	3,846,219	2,660,796
Deposits	81,442	62,237
Other borrowings	3,324	163
Other	3,144	2,877

Total interest expense	3,934,129	2,726,073

NET INTEREST INCOME	470,118	394,972

Provision for credit losses on mortgage loans	11	75

NET INTEREST INCOME AFTER PROVISION FOR
CREDIT LOSSES	470,107	394,897

OTHER INCOME
Prepayment fees	659	1,143
Service fees	2,709	3,523
Net gain (loss) on derivatives and hedging activities	9,676	(9,466)
Other, net	(26,283)	(13,057)

Total other income	(13,239)	(17,857)

OTHER EXPENSES
Operating	63,203	59,067
Finance Board and Office of Finance	5,140	5,506
Other	—	—

Total other expenses	68,343	64,573

INCOME BEFORE ASSESSMENTS	388,525	312,467

Affordable Housing Program	32,031	25,878
REFCORP	71,299	57,540

Total assessments	103,330	83,418

Cumulative effect of change in accounting principle	—	1,109

NET INCOME	$285,195	$230,158